Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement on Form S-4 (Registration No. 333-            ) of our report dated February 22, 2013, on our audits of the consolidated financial statements and financial statement schedules of Seitel, Inc. as of December 31, 2012 and 2011, and for each of the three years in the three-year period ended December 31, 2012. We also consent to the references to our firm under the caption “Independent Auditors”.

/s/ BKD, LLP

Houston, Texas

June 19, 2013